                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                     GLOBAL TELEPHONE COMMUNICATION, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


           Nevada                                                 87-0285729
-------------------------------                              -------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


984 West Broadway, Vancouver, B.C., Canada                          V5Z 4M6
--------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                       (Zip Code)


                              Consulting Agreements
--------------------------------------------------------------------------------
                            (Full Title of the Plan)


     Laughlin Associates, Inc., 2533 N. Carson Street, Carson City, NV 89706
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)


                                 (800) 648-0966
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)


                        CALCULATION OF REGISTRATION FEE


================================================================================
                                   Proposed         Proposed
 Title of                           Maximum          Maximum
Securities         Amount          Offering         Aggregate        Amount of
   to be           to be             Price          Offering        Registration
Registered       Registered        Per Share          Price             Fee
--------------------------------------------------------------------------------
Common Stock      1,000,000         $.017            $17,000           $1.57
================================================================================


                                     PART I
                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 and the Form 10-QSB's for fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Securities are registered under Section 12(g) of the Exchange Act.


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
ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS:

     Nevada Revised Statutes 78.751 and 78.752 (the "Statutes") provide that a corporation may indemnify its present or former directors, officers, employees, agents and other persons in accordance with the procedure contained in the Statutes.

     Article VI of the Company's Articles of Incorporation provide: "The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, employee, or agent of, or in any similar managerial or fiduciary position of, another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, or agent of the Corporation to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible."

     Article VI, Section 6.1 of the Company's By-Laws provides "To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.751), as the same now exists or may hereafter be amended or supplemented, the Corporation shall indemnify its directors and officers, including payment of expenses as they are incurred and in advance of the final disposition of any action, suit, or proceeding. Employees, agents, and other persons may be similarly indemnified by the Corporation, including advancement of expenses, in such case or cases and to the extent set forth in a resolution or resolutions adopted by the Board of Directors. No amendment of this Section shall have any effect on indemnification or advancement of expenses relating to any event arising prior to the date of such amendment."

     Article VI, Section 6.2 of the Company's By-Laws further provides: "To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.752), as the same now exists or may hereafter be amended or supplemented, the Corporation may purchase and maintain insurance and make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is a or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, of any liability asserted against such person and liability and expense incurred by such person in its capacity as a director, officer, employee, or agent, or arising out of such person's status as such, whether or not the Corporation has the authority to indemnify such person against such liability and expenses."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS

     The following is a list of exhibits filed as part of the Registration
Statement:

      5.1 Opinion of Carmine J. Bua, III, Esq. regarding the legality of the securities registered hereunder.

     23.1 Consent of Merdinger, Fruchter, Rosen & Corso, P.C., Certified Public Accountants.

     23.2  Consent of Counsel (included as part of Exhibit 5.1).

ITEM 9.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned registrant hereby undertakes that, for purposes of determining a liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on March 18, 2002.


                                GLOBAL TELEPHONE
                                COMMUNICATION, INC.



                                BY: /s/ Terry Wong
                                    -------------------
                                    TERRY WONG
                                    President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                       TITLE                          DATE
---------                       -----                          ----
/s/ Terry Wong                  President and Director         March 18, 2002
------------------------
TERRY WONG

/s/ Thomas J. Kennedy           Director and Treasurer         March 18, 2002
------------------------        (Principal Financial and
THOMAS J. KENNEDY               Accounting Officer) and
                                Secretary


                                INDEX TO EXHIBITS


SEQUENTIALLY
EXHIBIT NUMBER             DESCRIPTION
--------------             -----------
    5.1                    Opinion of Carmine J. Bua, III, Esq. regarding
                           legality of the securities registered hereunder.

   23.1                    Consent of Merdinger, Fruchter, Rosen & Corso, P.C.,
                           Certified Public Accounts.

   23.2                    Consent of Counsel (included as part of Exhibit 5.1).



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